AGILYSYS REPORTS FISCAL 2017 FOURTH QUARTER REVENUE OF $30.6 MILLION

FISCAL 2017 REVENUE RISES 6% INCLUSIVE OF SAAS REVENUE GROWTH OF 44%

GUIDES TO FY 2018 REVENUE GROWTH OF APPROXIMATELY 7% - 10%
AND GUIDES TO POSITIVE ADJUSTED EARNINGS FROM OPERATIONS IN FY 2018 FOURTH QUARTER

Alpharetta, GA - June 1, 2017 - Agilysys, Inc. (Nasdaq: AGYS), a global provider of next-generation hospitality software solutions and services, today reported operating results for its fiscal 2017 fourth quarter and full year ended March 31, 2017.

Summary of Fiscal 2017 Fourth Quarter Financial Results

•	Total net revenue was $30.6 million, compared to total net revenue of $31.9 million in the comparable prior-year period.

•
Recurring revenues (which are comprised of support, maintenance and subscription services) were $16.2 million, or 53% of total net revenue, compared to $15.6 million, or 49% of total net revenue, for the same period in fiscal 2016. SaaS revenues increased 49% year over year and comprised 25% of total recurring revenues, compared to 18% of total recurring revenues in the fourth quarter of fiscal 2016.

•
Gross margin was 50.6% in the fiscal 2017 fourth quarter, compared to 55.2% in the prior-year period. The decrease in the Company’s fiscal 2017 fourth quarter gross margin primarily reflects the previously disclosed impact of the amortization of software development costs for first generation versions of the Company’s rGuest® solutions, which achieved general availability in the first half of fiscal 2017.

•	Net loss in the fiscal 2017 fourth quarter was $(5.3) million, or $(0.23) per diluted share, compared to a net loss of $(1.5) million, or $(0.07) per diluted share, in the prior-year period.

•	Adjusted EBITDA (non-GAAP) was $(0.2) million, compared to Adjusted EBITDA of $1.0 million in the same period last year (see reconciliation below).

•	Adjusted earnings from operations (non-GAAP) was $(3.8) million, compared to Adjusted earnings from operations of $(2.8) million in the prior-year period (see reconciliation below).

Ramesh Srinivasan, President and CEO of Agilysys, commented, “Agilysys experienced a challenging transition period in the middle quarters of fiscal 2017, which given our relatively long sales cycles, impacted our quarterly results over the last half of the fiscal year. Notwithstanding the challenges of this transition period, we generated solid year over year revenue growth in fiscal 2017. This revenue growth included significant improvement in recurring revenue, particularly for our subscription based SaaS recurring revenue, which continues to grow at a faster pace than our overall recurring revenue growth rate. Further, our installed point of sale end points rose 12% and the number of rooms managed by our lodging solutions increased 4% year over year.

"We continue to see growing momentum in market demand for our solutions and in our internal efforts to achieve meaningful cost efficiencies. During the March 2017 quarter, we implemented a wide range of internal structural changes and team realignments designed to achieve these cost efficiencies as well as to increase our product delivery velocity and to foster dramatic improvements in our customer service. As part of these efforts, we incorporated our India Development Center and made several key hires for our management team, including the appointment of the head of the new India Development Center. We also added a new Vice President of Business Transformation who has a sole focus on developing and implementing initiatives that will improve and optimize all our internal processes and structures. Having previously worked with both these senior executives at prior companies, I know that they have a track record of success and the right skill sets and experience to contribute significantly to helping deliver outstanding revenue growth and profitability which will lead to the creation of considerable shareholder value.

“We expect to continue our revenue growth path in fiscal 2018. I expect our financial results to start benefiting from a lower overall cost base as a percentage of revenue as well as from the progress with our execution and innovation initiatives during the second half of fiscal 2018. As a result, we expect to achieve positive adjusted earnings from operations during the fiscal fourth quarter and to be in a position to accelerate this metric as we exit fiscal 2018. We are committed to investing in all areas of our business to better position us to achieve continued and accelerated revenue growth. Throughout fiscal 2018 we also expect increased momentum with our relatively larger customers as we continue to establish and build a strong foundation to position the Company for strong revenue and profitability improvement in fiscal 2019 and beyond.”

Summary of Fiscal 2017 Full Year Financial Results

•
Total net revenue was $127.7 million, compared to total net revenue of $120.4 million in the comparable prior-year period. The full year revenue growth was achieved despite the impact from the above noted reduction in focus on iSeries hardware sales as well as the unfavorable year-over-year comparison of a lower amount of large hardware refresh agreements in the second half of fiscal 2017 compared to the second half of fiscal 2016.

•
Recurring revenues (which are comprised of support, maintenance and subscription services) were $63.3 million, or 50% of total net revenue, compared to $60.1 million, or 50% of total net revenue, in fiscal 2016. SaaS revenues increased 44% year over year and comprised 24% of total recurring revenues on a higher overall recurring revenue base, compared to 17% of total recurring revenues in fiscal 2016.

•
Gross margin was 50.0% in fiscal 2017, compared to 56.6% in fiscal 2016. The decrease in the Company’s gross margin for fiscal 2017 primarily reflects the previously disclosed impact of the amortization of software development costs for first generation versions of the Company’s rGuest® solutions, which achieved general availability in the first half of fiscal 2017.

•	Net loss for fiscal 2017 was $(11.7) million, or $(0.52) per diluted share, compared to a net loss of $(3.8) million, or $(0.17) per diluted share, in fiscal 2016.

•	Adjusted EBITDA (non-GAAP) was $4.5 million, compared to Adjusted EBITDA of $4.3 million in fiscal 2016 (reconciliation below).

•	Adjusted earnings from operations (non-GAAP) was $(11.6) million, compared to Adjusted earnings from operations of $(16.7) million in fiscal 2016 (reconciliation below).

Fiscal 2018 Outlook
Agilysys today provided a forecast for fiscal 2018 full year revenue of $136 million to $140 million, which represents growth of approximately 7% to 10%. In addition, the Company expects that it will generate positive Adjusted Earnings from Operations (non-GAAP measure) in the fourth quarter of fiscal 2018. The Company defines adjusted earnings from operations as adjusted EBITDA, less capital expenditures and capitalized software development costs, which management believes is a meaningful measure of earnings and provides insight to investors on the Company’s overall profitability and cash generation from core operations. Adjusted earnings from operations includes costs for capitalized efforts while minimizing the seasonality of the Company’s cash flows due to timing of billing. See the accompanying table below for a reconciliation of adjusted EBITDA and adjusted earnings from operations to the most closely related GAAP measure for the fiscal 2017 and 2016 fourth quarter and full year periods.

Tony Pritchett, Interim Chief Financial Officer, commented, “We enter fiscal 2018 with a solid balance sheet, including nearly $50 million in cash, improved fiscal discipline, and many opportunities to expand the business. As a result, we are favorably positioned to transform Agilysys to deliver profitability. In addition to our expectation for full year revenue growth, we believe that the benefits from the recent implementation of initiatives to lower our overall spend rate as a percentage of revenue will allow us to generate positive adjusted earnings from operations beginning in the fourth quarter and that the quarterly run rate for this metric will continue to improve from that point forward. Our efforts to grow revenue and become profitable will be evidenced in our improving financial performance throughout fiscal 2018 even as we continue to invest in R&D and other areas of our business to drive growth.”

2017 Fourth Quarter Conference Call and Webcast
Agilysys is hosting a conference call and webcast today, June 1, 2017, beginning at 4:30 p.m. ET. Both the call and the webcast are open to the public. The conference call number is 224-357-2393 (domestic or international); and the conference ID number is 25930791. Please call five minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at Agilysys Events & Presentations. Approximately, two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Forward-Looking Language
This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding guidance relating to revenue and adjusted earnings from operations, expected operating results, such as revenue growth and profitability, market demand, internal processes and cost efficiencies, and strategy for growth, product development, customer service, market position and financial results.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, our ability to achieve operational efficiencies and meet customer demand for products and services and the risks described in the Company's filings with the Securities and Exchange Commission, including the Company's reports on Form 10-K and Form 10-Q.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement that may be made from time to time, whether written or oral, whether as a result of new information, future developments or otherwise.

Use of Non-GAAP Financial Information
To supplement the unaudited condensed consolidated financial statements presented in accordance with U.S. GAAP in this press release, certain non-GAAP financial measures as defined by the SEC rules are used. These non-GAAP financial measures include adjusted EBITDA and adjusted earnings from operations. Management believes that such information can enhance investors' understanding of the company's ongoing operations. See the accompanying table below for a reconciliation of adjusted EBITDA and adjusted earnings from operations to the most closely related GAAP measure.

About Agilysys
Agilysys is a leading technology company that provides innovative point-of-sale, property management, inventory and procurement, workforce management, analytics, document management and mobile and wireless solutions and services to the hospitality industry. The company's solutions and services allow property managers to better connect, interact and transact with their customers by streamlining operations, improving efficiency, increasing guest recruitment and wallet share, and enhancing the guest experience. Agilysys serves four major market sectors: Gaming, both corporate and tribal; Hotels, Resorts and Cruise; Foodservice Management; and Restaurants, Universities, Stadia and Healthcare. Agilysys operates throughout North America, Europe and Asia, with corporate services located in Alpharetta, GA. For more information, visit www.agilysys.com.

# # #
Investor Contact:
Tony Pritchett
Interim Chief Financial Officer
Agilysys, Inc.
770-810-7941 or investorrelations@agilysys.com

Richard Land, Norberto Aja, Jim Leahy
JCIR
212-835-8500 or agys@jcir.com

- Financial tables follow -
AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

AGILYSYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

AGILYSYS, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EARNINGS FROM OPERATIONS
(UNAUDITED)

# # #

Investor Contact:
Janine Seebeck
Chief Financial Officer
Agilysys, Inc.
770-810-7800 or investorrelations@agilysys.com

Richard Land, Norberto Aja, Jim Leahy
JCIR
212-835-8500 or agys@jcir.com

- Financial tables follow -ONS
(UNAUDITED)

AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

(In thousands, except per share data)	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2017	2,016	2017	2016

Net revenue:
Products	$8,082	$10,767	$38,339	$41,445
Support, maintenance and subscription services	16,221	15,644	63,308	60,104
Professional services	6,299	5,513	26,031	18,817
Total net revenue	30,602	31,924	127,678	120,366
Cost of goods sold:
Products (inclusive of developed technology amortization)	6,027	6,292	28,244	23,326
Support, maintenance and subscription services	4,251	3,981	16,965	15,394
Professional services	4,849	4,044	18,684	13,540
Total cost of goods sold	15,127	14,317	63,893	52,260
Gross profit	15,475	17,607	63,785	68,106
Gross profit margin	50.6%	55.2%	50.0%	56.6%
Operating expenses:
Product development	8,401	6,667	29,048	26,688
Sales and marketing	5,077	5,344	20,823	19,740
General and administrative	6,183	5,921	19,875	21,818
Depreciation of fixed assets	618	572	2,409	2,199
Amortization of intangibles	361	306	1,392	1,243
Restructuring, severance and other charges	77	337	1,560.675	283
Impairments and other fair value adjustments	—	355	—	180
Legal settlements	—	83	85	268
Operating loss	(5,242)	(1,978)	(11,408)	(4,313)
Other (income) expense:
Interest income	(27)	(23)	(162)	(92)
Interest expense	3	8	15	29
Other expense, net	85	(531)	224	(491)
Loss before taxes	(5,303)	(1,432)	(11,485)	(3,759)
Income tax expense (benefit)	(16)	106	236	6
Net loss	$(5,287)	$(1,538)	$(11,720.7)	$(3,765)

Weighted average shares outstanding	22,643	22,493	22,615	22,483

Loss per share - basic and diluted:
Loss per share	$(0.23)	$(0.07)	$(0.52)	$(0.17)

Weighted average shares outstanding - diluted	22,643	22,493	22,615	22,483

Net loss per share - diluted:
Net loss per share	$(0.23)	$(0.07)	$(0.52)	$(0.17)

AGILYSYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In thousands, except share data)	March 31,	March 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$49,255	$60,608
Accounts receivable, net of allowance for doubtful accounts of $509 and $617, respectively	15,598	22,017
Inventories	2,211	2,692
Prepaid expenses and other current assets	6,456	10,184
Total current assets	73,520	95,501
Property and equipment, net	16,000	15,252
Goodwill	19,622	19,622
Intangible assets, net	8,530	8,576
Software development costs, net	46,999	43,160
Other non-current assets	2,634	3,046
Total assets	$167,305	$185,157

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,702	$7,761
Deferred revenue	29,183	33,241
Accrued liabilities	8,331	12,980
Capital lease obligations, current	121	118
Total current liabilities	46,337	54,100
Deferred income taxes, non-current	3,181	3,075
Capital lease obligations, non-current	116	215
Other non-current liabilities	4,002	4,294
Shareholders' equity:
Common shares, without par value, at $0.30 stated value; 80,000,000 shares authorized; 31,606,831 shares issued; and 23,210,682 and 22,942,586 shares outstanding at March 31, 2017 and March 31, 2016, respectively	9,482	9,482
Treasury shares, 8,396,149 and 8,664,245 at March 31, 2017 and March 31, 2016, respectively	(2,519)	(2,600)
Capital in excess of stated value	(5,782)	(7,645)
Retained earnings	112,692	124,413
Accumulated other comprehensive loss	(204)	(177)
Total shareholders' equity	113,669	123,473
Total liabilities and shareholders' equity	$167,305	$185,157

AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended
(In thousands)	March 31
	2017	2016
Operating activities
Net loss	$(11,721)	$(3,765)
Adjustments to reconcile net loss to net cash used in operating activities
Net restructuring, severance and other charges	(224)	(333)
Net legal settlements	(100)	185
Asset write-offs and other fair value adjustments	—	87
Loss on disposal of property & equipment	70	381
Depreciation	2,409	2,199
Amortization	1,392	1,243
Amortization of developed technology	8,012	1,022
Deferred income taxes	142	23
Contingent consideration adjustment	—	93
Share-based compensation	2,427	3,405
Change in cash surrender value of company owned life insurance policies	(18)	(564)
Changes in operating assets and liabilities:
Accounts receivable	6,372	3,237
Inventories	476	(2,051)
Prepaid expense	1,946	(4,532)
Accounts payable	554	(7,896)
Deferred revenue	(4,034)	9,364
Accrued liabilities	(4,250)	5,330
Income taxes payable	45	16
Other changes, net	(65)	(226)
Net cash provided by operating activities	3,433	7,218

Investing activities
Capital expenditures	(4,158)	(5,900)
Capitalized software development costs	(11,888)	(15,048)
Additional (investments in) proceeds from corporate-owned life insurance policies	2,181	(65)
Net cash used in investing activities	(13,865)	(21,013)

Financing activities
Payments to settle contingent consideration arising from business acquisition	(197)	—
Repurchase of common shares to satisfy employee tax withholding	(533)	(435)
Principal payments under long-term obligations	(117)	(142)
Net cash used in financing activities	(847)	(577)
Effect of exchange rate changes on cash	(74)	(87)
Net decrease in cash and cash equivalents	(11,353)	(14,459)
Cash and cash equivalents at beginning of period	60,608	75,067
Cash and cash equivalents at end of period	$49,255	$60,608

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING ACTIVITIES:
Accrued capital expenditures	$ 411	$ 59
Accrued capitalized software development costs	921	959
Leasehold improvements acquired under operating lease arrangement	35	997

AGILYSYS, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EARNINGS FROM OPERATIONS
(UNAUDITED)

(In thousands)	Three Months Ended		Twelve Months Ended
	March 31		March 31
	2017	2,016	2017	2016

Net loss	$(5,287)	$(1,538)	$ (11,721)	$ (3,765)
Income tax expense (benefit)	(16)	106	236	6
Loss before taxes	(5,303)	(1,432)	(11,485)	(3,759)
Depreciation of fixed assets	618	572	2,409	2,199
Amortization of intangibles	361	306	1,392	1,243
Amortization of developed technology	2,307	255	8,012	1,022
Interest (income) expense	(24)	(15)	(147)	(63)
EBITDA (b)	(2,041)	(314)	181	642
Share-based compensation	1,645	1,087	2,427	3,405
Restructuring, severance and other charges	77	337	1,561	283
Asset write-offs and other fair value adjustments	—	355	0	180
Other non-operating (income) expense	85	(531)	224	(491)
Legal settlements	—	83	85	268
Adjusted EBITDA (a)	$(234)	$1,017	$ 4,478	$ 4,287
Capital expenditures	(831)	(1,740)	(4,158)	(5,900)
Capitalized software development costs	(2,714)	(2,103)	(11,888)	(15,048)
Adjusted Earnings from Operations (c)	$(3,779)	$(2,826)	$ (11,568)	$ (16,661)

(a) Adjusted EBITDA, a non-GAAP financial measure, is defined as income before income taxes, interest expense (net of interest income), depreciation and amortization (including amortization of developed technology), and excluding charges relating to i) legal settlements,
ii) restructuring, severance, and other charges, iii) asset write-offs and other fair value adjustments, iv) share-based compensation, and
v) other non-operating (income) expense

(b) EBITDA is defined as net income before income taxes, interest expense, depreciation and amortization

(c) Adjusted Earnings from Operations, a non-GAAP financial measure, is defined as Adjusted EBITDA, less capital expenditures and capitalized software development costs